As filed with the Securities and Exchange Commission on July 27, 2018
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 27, 2018
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On July 27, 2018, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its second quarter 2018 earnings. A copy of the July 27, 2018 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1     Oppenheimer Holdings Inc.'s Press Release dated July 27, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 27, 2018 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated July 27, 2018

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Second Quarter 2018
Earnings and Announces Quarterly Dividend

New York, July 27, 2018 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $8.9 million or $0.67 basic net income per share for the second quarter of 2018 compared with a net loss of $1.3 million or $0.10 basic net loss per share for the second quarter of 2017. Income before income taxes from continuing operations was $12.5 million for the second quarter of 2018 compared with a loss before income taxes from continuing operations of $1.6 million for the second quarter of 2017. Revenue from continuing operations for the second quarter of 2018 was $242.6 million compared with revenue from continuing operations of $215.9 million for the second quarter of 2017, an increase of 12.4%.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2018	6/30/2017	% Change	6/30/2018	6/30/2017	% Change
Revenue	$242,556	$215,884	12.4	$477,086	$429,145	11.2
Expenses	230,055	217,521	5.8	454,960	437,807	3.9
Income (Loss) Before Income Taxes from Continuing Operations	12,501	(1,637)	*	22,126	(8,662)	*
Income Taxes	3,662	(274)	*	6,578	(1,961)	*
Net Income (Loss) from Continuing Operations	8,839	(1,363)	*	15,548	(6,701)	*
Net Income from Discontinued Operations	—	53	(100.0)	—	640	(100.0)
Net Income (Loss)	8,839	(1,310)	*	15,548	(6,061)	*
Less Net Income (Loss) Attributable to Non-Controlling Interest, Net of Tax	(16)	9	*	(12)	105	*
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$8,855	$(1,319)	*	$15,560	$(6,166)	*

Basic Net Income (Loss) Per Share (1)
Continuing Operations	$0.67	$(0.10)	*	$1.17	$(0.50)	*
Discontinued Operations	—	—	—	—	0.04	(100.0)
Net Income (Loss) Per Share	$0.67	$(0.10)	*	$1.17	$(0.46)	*

Diluted Net Income (Loss) Per Share (1)
Continuing Operations	$0.63	$(0.10)	*	$1.11	$(0.50)	*
Discontinued Operations	—	—	—	—	0.04	(100.0)
Net Income (Loss) Per Share	$0.63	$(0.10)	*	$1.11	$(0.46)	*

Weighted Average Number of Common Shares Outstanding
Basic	13,249	13,261	(0.1)	13,244	13,330	(0.6)
Diluted	14,051	13,261	6.0	14,006	13,330	5.1

	As of			As of
	6/30/2018	6/30/2017	% Change	6/30/2018	12/31/2017	% Change
Book Value Per Share (1)	$40.61	$37.73	7.6	$40.61	$39.55	2.7
Tangible Book Value Per Share (1)(2)	$27.78	$24.91	11.5	$27.78	$26.74	3.9

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Represents book value less goodwill and intangible assets divided by number of shares outstanding.
* Percentage not meaningful.

The S&P 500 index increased 2.9% during the second quarter of 2018 propelled by a strong U.S. economy, low unemployment, and solid corporate earnings while inflation was quite moderate for an economic expansion now entering its ninth year. Volatility continued to be driven by economic news and discussions around trade-related matters including the imposition of tariffs between the U.S. and its trading partners. The equity markets continued to be propelled by the expectation for strong corporate earnings amid increasing growth trends in the U.S. somewhat offset by a slowdown in growth in the rest of the world. The Federal Reserve raised short-term interest rates by 25 basis points in June, the seventh increase since the Fed began raising rates in December 2015. The 10-Year Treasury Yield increased 11 basis points during the quarter to yield 2.85% at June 30, 2018. There are expectations that the Fed will increase rates two more times this year for a total of four rate hikes in 2018. Continuing concerns around the flattening of the yield curve (the spread between the 2-Year and the 10-Year Treasury Yields) moderated expectations about future economic growth.
Albert G. Lowenthal, Chairman and CEO commented, "We are pleased with our results for the quarter and for the first six months of the year with marked improvement in both revenue and earnings compared with the prior year. Results were driven by robust investment banking activity, higher asset management fee-based revenue, as well as higher bank deposit sweep income. Retail and institutional equities commission revenue declined for the period reflecting the continued downward trend in transaction-based business. Investment banking results were positively impacted by increases in equity underwritings and advisory fees from M&A transactions. Our Asset Management business continued to perform well, driven by higher levels of managed assets as clients continue to embrace a managed solution. Increases in short-term interest rates continued to benefit our bank deposit fee income."

Financial Highlights

•
Commission revenue was $82.9 million for the second quarter of 2018, a decrease of 1.2% compared with $83.9 million for the second quarter of 2017 due to lower transaction-based revenue in both the retail and institutional equities businesses during the second quarter of 2018.

•
Advisory fees were $77.3 million for the second quarter of 2018, an increase of 6.2% compared with $72.8 million for the second quarter of 2017 due to a higher level of client assets under management ("AUM").

•
Investment banking revenue increased 81.4% to $27.9 million for the second quarter of 2018 compared with $15.4 million for the second quarter of 2017 due to higher equity underwriting fees as well as higher merger and acquisition advisory fees during the second quarter of 2018.

•
Bank deposit sweep income was $28.9 million for the second quarter of 2018, an increase of 62.8% compared with $17.7 million for the second quarter of 2017 due to higher short-term interest rates during the second quarter of 2018.

•
Interest revenue was $13.1 million for the second quarter of 2018, an increase of 1.8% compared with $12.8 million for the second quarter of 2017 due primarily to an increase in interest revenue on margin extended to customers offset by a decrease in interest earned on U.S. Government and Agency securities during the second quarter of 2018.

•
Principal transactions revenue increased 20.7% to $6.4 million for the second quarter of 2018 compared with $5.3 million for the second quarter of 2017 due to higher levels of volatility in fixed income markets driving somewhat higher trading income. The Company continues to maintain a low level of risk-based assets moderating the impact of period-to-period price volatility.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2018	6/30/2017	% Change	6/30/2018	6/30/2017	% Change
Revenue
Private Client	$156,553	$140,252	11.6	$310,647	$277,641	11.9
Asset Management	17,706	19,304	(8.3)	35,350	37,970	(6.9)
Capital Markets	68,206	53,707	27.0	129,735	109,610	18.4
Corporate/Other	91	2,621	(96.5)	1,354	3,924	(65.5)
	$242,556	$215,884	12.4	$477,086	$429,145	11.2

Income (Loss) Before Income Taxes from Continuing Operations
Private Client	$33,513	$28,051	19.5	$73,675	$56,813	29.7
Asset Management	3,958	4,081	(3.0)	7,676	7,792	(1.5)
Capital Markets	(199)	(10,982)	(98.2)	(6,256)	(23,596)	(73.5)
Corporate/Other	(24,771)	(22,787)	8.7	(52,969)	(49,671)	6.6
	$12,501	$(1,637)	*	$22,126	$(8,662)	*

* Percentage not meaningful.

Private Client

Private Client reported revenue of $156.6 million for the second quarter of 2018, 11.6% higher than the second quarter of 2017 due to increased advisory fee revenue from higher AUM, higher fees earned on client deposits in the FDIC-insured bank deposit program, and higher margin interest revenue during the second quarter of 2018. Income before income taxes was $33.5 million for the second quarter of 2018, an increase of 19.5% compared with the second quarter of 2017 due to the increases in revenue referred to above during the second quarter of 2018.

•	Client assets under administration were $85.8 billion at June 30, 2018 compared with $86.9 billion at December 31, 2017, a decrease of 1.3%.

•
Financial adviser headcount was 1,083 at the end of the second quarter of 2018 (1,082 at the end of the first quarter of 2018), down from 1,132 at the end of the second quarter of 2017. The decline in financial adviser headcount since the second quarter of 2017 has resulted from the Company's attention to adviser productivity. The decline in headcount also has been impacted by retirements and normal attrition.

•
Retail commissions were $49.5 million for the second quarter of 2018, a decrease of 2.4% from the second quarter of 2017 due to reduced transaction volumes from retail investors during the second quarter of 2018.

•
Advisory fee revenue on traditional and alternative managed products was $59.8 million for the second quarter of 2018, an increase of 11.2% from the second quarter of 2017 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of AUM.

•
Bank deposit sweep income was $28.9 million for the second quarter of 2018, an increase of 62.8% compared with $17.7 million for the second quarter of 2017 due to higher short-term interest rates during the second quarter of 2018.

Asset Management

Asset Management reported revenue of $17.7 million for the second quarter of 2018, 8.3% lower than the second quarter of 2017 due to a change in the method of reporting management fees earned through an investment adviser of alternative investments during the first quarter of 2018. Income before income taxes was $4.0 million for the second quarter of 2018, a decrease of 3.0% compared with the second quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $17.5 million for the second quarter of 2018, a decrease of 7.4% from the second quarter of 2017. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $28.2 billion at March 31, 2018 ($25.8 billion at March 31, 2017) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 10.0% to $28.7 billion at June 30, 2018 compared with $26.1 billion at June 30, 2017. AUM at June 30, 2018 is the basis for advisory fee billings for the third quarter of 2018. The increase in AUM was comprised of asset appreciation of $1.7 billion and net contributions of assets of $0.9 billion.

Capital Markets

Capital Markets reported revenue of $68.2 million for the second quarter of 2018, 27.0% higher than the second quarter of 2017 primarily due to higher equities underwriting and merger and acquisition advisory fees partially offset by lower institutional equities commissions during the second quarter of 2018. Loss before income taxes was $199,000 for the second quarter of 2018, compared with a loss before income taxes of $11.0 million for the second quarter of 2017 primarily due to the increases in revenue referred to above during the second quarter of 2018.

•
Institutional equities commissions decreased 2.9% to $23.2 million for the second quarter of 2018 compared with the second quarter of 2017 reflecting lower client trading activity in the second quarter of 2018.

•
Advisory fees from investment banking activities increased 40.4% to $8.0 million in the second quarter of 2018 compared with the second quarter of 2017 due to higher fees earned on completed merger and acquisition transactions during the second quarter of 2018.

•
Equity underwriting fees increased 176.4% to $15.2 million for the second quarter of 2018 compared with the second quarter of 2017 due to the Company's increased focus on equity issuances as well as a robust market for equity underwritings during the second quarter of 2018.

•
Revenue from Taxable Fixed Income increased 20.5% to $15.3 million for the second quarter of 2018 compared with the second quarter of 2017 due to higher government and corporate trading income as well as higher institutional fixed income commissions during the second quarter of 2018.

•
Public Finance and Municipal Trading revenue increased 7.5% to $5.7 million for the second quarter of 2018 compared with the second quarter of 2017 due to higher municipal capital markets fees and commissions offset by lower municipal trading income during the second quarter of 2018.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $151.9 million during the second quarter of 2018, an increase of 6.5% compared with the second quarter of 2017. Higher salary, production-related, incentive, and share-based compensation expenses were partially offset by lower deferred compensation and healthcare costs during the second quarter of 2018. Compensation and related expenses as a percentage of revenue was 62.6% during the second quarter of 2018 compared with 66.1% during the second quarter of 2017.

Non-Compensation Expenses

Non-compensation expenses were $78.2 million during the second quarter of 2018, an increase of 4.4% compared with $74.9 million during the second quarter of 2017 primarily due to higher legal and regulatory and interest costs partially offset by lower communications and technology and occupancy and equipment costs during the second quarter of 2018.

Income Taxes

The effective income tax rate from continuing operations for the second quarter of 2018 was 29.3% (tax expense) compared with 16.7% (tax benefit) for the second quarter of 2017 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items. The estimated effective tax rate for the second quarter of 2018 is due to the Federal tax rate of 21% (versus 35%) as a result of the passage of the Tax Cuts and Jobs Act ("TCJA") in December 2017 offset by foreign income inclusion and larger non-deductible expenses related to items such as entertainment, fringe benefits, regulatory fines and penalties, and limitations around the deductibility of executive compensation under the TCJA.

Balance Sheet and Liquidity

•	At June 30, 2018, total equity was $538.6 million compared with $523.9 million at December 31, 2017, an increase of 2.8%.

•	At June 30, 2018, book value per share was $40.61 (compared with $39.55 at December 31, 2017) and tangible book value per share was $27.78 (compared with $26.74 at December 31, 2017).

•	The Company's level 3 assets, primarily auction rate securities, were $72.8 million at June 30, 2018 (compared with $87.6 million at December 31, 2017).

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on August 24, 2018 to holders of Class A non-voting and Class B voting common stock of record on August 10, 2018.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 91 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2018	6/30/2017 (1)	% Change	6/30/2018	6/30/2017 (1)	% Change
REVENUE
Commissions	$82,850	$83,852	(1.2)	$166,257	$170,569	(2.5)
Advisory fees	77,270	72,783	6.2	154,818	142,192	8.9
Investment banking	27,904	15,386	81.4	56,114	33,407	68.0
Bank deposit sweep income	28,853	17,720	62.8	54,150	31,846	70.0
Interest	13,056	12,829	1.8	25,283	23,394	8.1
Principal transactions, net	6,400	5,302	20.7	9,126	10,675	(14.5)
Other	6,223	8,012	(22.3)	11,338	17,062	(33.5)
Total revenue	242,556	215,884	12.4	477,086	429,145	11.2
EXPENSES
Compensation and related expenses	151,871	142,657	6.5	304,975	286,535	6.4
Communications and technology	17,997	18,399	(2.2)	36,685	36,105	1.6
Occupancy and equipment costs	14,901	15,161	(1.7)	30,329	30,433	(0.3)
Clearing and exchange fees	5,780	5,916	(2.3)	11,876	11,770	0.9
Interest	10,909	6,854	59.2	19,872	12,210	62.8
Other	28,597	28,534	0.2	51,223	60,754	(15.7)
Total expenses	230,055	217,521	5.8	454,960	437,807	3.9
Income (Loss) before income taxes from continuing operations	12,501	(1,637)	*	22,126	(8,662)	*
Income taxes	3,662	(274)	*	6,578	(1,961)	*
Net income (loss) from continuing operations	8,839	(1,363)	*	15,548	(6,701)	*

Discontinued operations
Income from discontinued operations	—	89	(100.0)	—	1,065	(100.0)
Income taxes	—	36	(100.0)	—	425	(100.0)
Net income from discontinued operations	—	53	(100.0)	—	640	(100.0)

Net income (loss)	8,839	(1,310)	*	15,548	(6,061)	*
Less net income (loss) attributable to non-controlling interest, net of tax	(16)	9	*	(12)	105	*
Net income (loss) attributable to Oppenheimer Holdings Inc.	$8,855	$(1,319)	*	$15,560	$(6,166)	*

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.67	$(0.10)	*	$1.17	$(0.50)	*
Discontinued operations	—	—	—	—	0.04	(100.0)
Net income (loss) per share	$0.67	$(0.10)	*	$1.17	$(0.46)	*
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.63	$(0.10)	*	$1.11	$(0.50)	*
Discontinued operations	—	—	—	—	0.04	(100.0)
Net income (loss) per share	$0.63	$(0.10)	*	$1.11	$(0.46)	*
Weighted Average Number of Common Shares Outstanding
Basic	13,249	13,261	(0.1)	13,244	13,330	(0.6)
Diluted	14,051	13,261	6.0	14,006	13,330	5.1

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.
* Percentage not meaningful.